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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 9, 2006

Neoview Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada 333-122557 20-1970137
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)

3702 South Virginia Street, #G12-401, Reno, Nevada 89502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (775) 825-5358

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Amisano Hanson, Chartered Accountants, has been retained to provide Auditors' Reports on the annual financial statements of the Company commencing February 9, 2006, and to conduct review engagements on the Company's non-annual quarterly financial statements on an ongoing basis thereafter. The change of accountant was approved by majority consent of the board of directors. We have contacted our former accountant, Ernst and Young LLP, Chartered Accountants, for dismissal of its services and there are no disagreements between us and the former accountant, Ernst and Young LLP, whether resolved or not resolved, on any matter of accounting principles or practices, financial statements disclosures or auditing scope or procedure, which would cause them to make reference to the subject matter of a disagreement in connection with their report from our inception to August 31, 2005. The former accountant's report on our financial statements does not contain any adverse opinions or disclaimers of opinions and is not qualified or modified as to uncertainty, auditing scope or accounting principles

Prior to engaging the new accountant, we did not consult with it regarding any accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

We have provided Ernst and Young LLP with a copy of the disclosure provided within this caption of this report and has advised the Commission as to whether it agrees or disagrees with the disclosure made therein.

A copy of its response is attached hereto and incorporated herein by this reference. See item 9.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
Regulation S-B Number	Document
16	Letter from Ernest & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2006

(Signature)	Neoview Holdings Inc. By:/s/ "Hao Liu" Hao Liu President and Director

ERNST & YOUNG	Ernst & Young LLP Chartered Accountants Pacific Centre P.O. Box 10101 700 West Georgia Street Vancouver, Canada V7Y 1C7	Phone: (604) 891-8200 Fax: (604) 643-5422

February 9, 2006

Securities Exchange Commission

100 F Street NE

Washington, DC 20549

Dear Sir or Madam:

Re: Neoview Holdings Inc.

We have read the statements about our firm included under Item 4.01 of the Form 8-K of Neoview Holdings Inc. dated February 9, 2006 and we are in agreement with the statements concerning our firm in such Form 8-K.

Ernst & Young LLP